Exhibit 99.2

P.A.M. TRANSPORTATION SERVICES, INC.

297 West Henri De Tonti Boulevard

Tontitown, Arkansas 72770

(479) 361-9111

www.pamtransport.com

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ADDITIONAL INFORMATION REGARDING ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 29, 2020

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The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of P.A.M. Transportation Services, Inc. (the “Company”), dated March 27, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Annual Meeting and is being made available to stockholders on or about April 17, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Notice of Change of Location of Annual Meeting of Stockholders

To Be Held on April 29, 2020

To our Stockholders:

Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 annual meeting of stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation (the “Company”), to be held on Wednesday, April 29, 2020 (the “Annual Meeting”) has been changed. The Annual Meeting will now be held at the Company’s corporate offices located at 297 West Henri De Tonti Boulevard, Tontitown, Arkansas, on April 29, 2020, at 10:00 a.m. local time.

As described in the proxy materials for the Annual Meeting previously distributed, only stockholders of record at the close of business on the record date, March 10, 2020 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their shares at the meeting. Holders of common stock are entitled to one vote per share.

To protect the health and safety of those attending the Annual Meeting, only stockholders as of the Record Date will be entitled to attend the meeting or any adjournments thereof. If stockholders plan to attend the meeting, the Company asks that you please notify the Company at least 24 hours in advance of the meeting by contacting our Secretary, Allen West, at (479) 361-9111.

Attendees may be subject to health screening procedures upon entering the building consistent with practices advised by governmental authorities or as otherwise in place for visitors to the Company’s corporate office, and seating may be limited to comply with applicable social distancing guidelines. Stockholders who are “street name” holders will also need to bring a copy of a brokerage statement reflecting their ownership as of the Record Date in order to attend the meeting.

Stockholders who vote by proxy do not need to attend the meeting. The Company urges all stockholders of record as of the Record Date to promptly submit their proxy by executing and returning the proxy card previously mailed to them or by following the alternative voting procedures described on their proxy card. Your vote is important.

For further information regarding the matters to be acted upon at the Annual Meeting, the Company urges you to carefully read the Proxy Statement in its entirety. The Company’s proxy materials are available at www.edocumentview.com/PTSI.

By Order of the Board of Directors

Daniel H. Cushman

President and Chief Executive Officer

Tontitown, Arkansas

April 17, 2020